NEWS
FOR IMMEDIATE RELEASE

KEYCORP REPORTS FOURTH QUARTER 2016
NET INCOME OF $213 MILLION, OR $.20 PER COMMON SHARE; EARNINGS PER COMMON SHARE OF $.31, EXCLUDING $.11 OF MERGER-RELATED CHARGES

4Q16 earnings per common share up 15% from the year-ago quarter, excluding merger-related charges

Successful integration of First Niagara with systems conversion completed during the quarter;
on track to realize financial targets

Positive operating leverage for 4Q16 and full-year 2016, excluding merger-related charges, with pre-provision net revenue up 23% from 2015

Solid loan growth in 2016, driven by commercial loans and the First Niagara acquisition

Strong fee income, with another record quarter and year for investment banking and debt placement fees

Return on average tangible common equity, excluding merger-related charges, of 12.5% for the fourth quarter

CLEVELAND, January 19, 2017 – KeyCorp (NYSE: KEY) today announced fourth quarter net income from continuing operations attributable to Key common shareholders of $213 million, or $.20 per common share, compared to $165 million, or $.16 per common share, for the third quarter of 2016, and $224 million, or $.27 per common share, for the fourth quarter of 2015. During the fourth quarter of 2016, Key incurred merger-related charges totaling $198 million, or $.11 per common share, compared to $207 million, or $.14 per common share, in the third quarter of 2016. Excluding merger-related charges, earnings per common share were $.31 for the fourth quarter of 2016 and $.30 for the third quarter of 2016. Merger-related charges were $6 million in the fourth quarter of 2015.

"Key’s fourth quarter results reflect continued momentum in our core businesses and the successful integration of the largest acquisition in our company’s history,” said Chairman and Chief Executive Officer Beth Mooney. “Excluding merger-related charges, we generated positive operating leverage for the quarter, our return on tangible common equity was 12.5%, and our cash efficiency ratio declined to 63.3%, reflecting solid performance across Key’s businesses and early progress on merger synergies.”

“We continued to see positive trends in the Community Bank and Corporate Bank this quarter, with both segments contributing to our overall revenue growth. Noninterest income increased as we continued to do more with our clients and see results from our investments,” Mooney continued. "We had our strongest quarter ever in investment banking and debt placement fees, and for the full year generated $482 million in fees, marking another record year, with results up 8% from last year.”

“The contribution from our First Niagara acquisition and quality of our new team members continue to exceed our expectations,” added Mooney. “As we continue to realize cost savings and begin to see traction on revenue opportunities, we remain confident in reaching our financial targets.”

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Selected Financial Highlights

dollars in millions, except per share data				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Income (loss) from continuing operations attributable to Key common shareholders	$213	$165	$224	29.1%	(4.9)%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.20	.16	.27	25.0	(25.9)
Return on average total assets from continuing operations	.69%	.55%	.97%	N/A	N/A
Common Equity Tier 1 ratio (non-GAAP) (a), (b)	9.59	9.56	10.94	N/A	N/A
Book value at period end	$12.58	$12.78	$12.51	(1.6)%	.6%
Net interest margin (TE) from continuing operations	3.12%	2.85%	2.87%	N/A	N/A

(a)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(b) 12-31-16 ratio is estimated.

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Net interest income

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Net interest income (TE)	$948	$788	$610	20.3%	55.4%
Merger-related charges	—	(6)	—	N/M	N/M
Total net interest income excluding merger-related charges	$948	$794	$610	19.4%	55.4%

TE = Taxable Equivalent

Fourth quarter 2016 net interest income included $92 million of purchase accounting accretion related to the acquisition of First Niagara, including $34 million related to refinement of third quarter 2016 purchase accounting estimates.

Taxable-equivalent net interest income was $948 million for the fourth quarter of 2016, and the net interest margin was 3.12%, compared to taxable-equivalent net interest income of $610 million and a net interest margin of 2.87% for the fourth quarter of 2015, reflecting the benefit from the First Niagara acquisition and ongoing business activity.

Compared to the third quarter of 2016, taxable-equivalent net interest income increased by $160 million, and the net interest margin increased by 27 basis points. The increases in both net interest income and the net interest margin reflect the benefit from a full-quarter impact of the First Niagara acquisition and refinement of third quarter 2016 purchase accounting estimates. The net interest margin also benefited from the redeployment of excess liquidity into investment securities.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Noninterest Income

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Trust and investment services income	$123	$122	$105.8%		17.1%
Investment banking and debt placement fees	157	156	127.6		23.6
Service charges on deposit accounts	84	85	64	(1.2)	31.3
Operating lease income and other leasing gains	21	6	15	250.0	40.0
Corporate services income	61	51	55	19.6	10.9
Cards and payments income	69	66	47	4.5	46.8
Corporate-owned life insurance income	40	29	36	37.9	11.1
Consumer mortgage income	6	6	2	—	200.0
Mortgage servicing fees	20	15	15	33.3	33.3
Net gains (losses) from principal investing	4	5	—	(20.0)	N/M
Other income	33	8	19	312.5	73.7
Total noninterest income	$618	$549	$485	12.6%	27.4%
Merger-related charges	9	(12)	—	N/M	N/M
Total noninterest income excluding merger-related charges	$609	$561	$485	8.6%	25.6%

N/M = Not Meaningful

Fourth quarter 2016 reported noninterest income includes a benefit of $9 million associated with merger-related charges that includes adjustments to purchase accounting, compared to charges of $12 million in the third quarter of 2016.

Key’s noninterest income was $618 million for the fourth quarter of 2016, compared to $485 million for the year-ago quarter. The increase was driven by the acquisition of First Niagara, as well as continued positive momentum in Key’s core businesses. Investment banking and debt placement fees, cards and payments income, service charges on deposit accounts, and other income all contributed to the growth.

Compared to the third quarter of 2016, noninterest income increased by $69 million. The increase included a full-quarter impact of the First Niagara acquisition as well as adjustments to purchase accounting that have been recorded as merger-related charges. Operating lease income and other leasing gains increased $15 million, with prior quarter results impacted by lease residual losses. Additionally, corporate-owned life insurance income increased $11 million, reflecting normal seasonality. Other income was impacted by merger-related charges, which contributed $19 million to the linked quarter increase.

Noninterest Expense

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Personnel expense	$648	$594	$429	9.1%	51.0%
Nonpersonnel expense	572	488	307	17.2	86.3
Total noninterest expense	$1,220	$1,082	$736	12.8	65.8

Merger-related charges	207	189	6	9.5	N/M
Total noninterest expense excluding merger-related charges	$1,013	$893	$730	13.4%	38.8%

N/M = Not Meaningful

Key’s noninterest expense was $1.2 billion for the fourth quarter of 2016, which included $207 million of merger-related charges, as well as a pension settlement charge of $18 million. The merger-related charges were primarily made up of $80 million in personnel expense related to systems conversions, as well as fully-dedicated personnel for merger and integration efforts. The remaining $127 million of merger-related charges were nonpersonnel expense, largely recognized in net occupancy, computer processing, business

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

services and professional fees, and marketing expense. In the third quarter of 2016, noninterest expense included $189 million of merger-related charges, while $6 million of merger-related charges were incurred in the fourth quarter of 2015.

Excluding merger-related charges, noninterest expense was $283 million higher than the fourth quarter of last year. The increase from the prior year, reflected in both personnel and nonpersonnel expense, was largely driven by the acquisition of First Niagara, as well as higher incentive and stock-based compensation. Additionally, Key incurred $14 million in an increased pension settlement charge, and intangible asset amortization increased $18 million.

Compared to the third quarter of 2016, excluding merger-related charges, noninterest expense increased by $120 million. The increase, reflected in both personnel and nonpersonnel expense, was largely driven by an extra month of impact from First Niagara, as well as a pension settlement charge of $18 million during the fourth quarter. Incentive and stock-based compensation also increased, primarily related to stock-based compensation plans, reflecting the impact of Key's higher share price. In the fourth quarter of 2016, intangible asset amortization increased $14 million.

BALANCE SHEET HIGHLIGHTS

In the fourth quarter of 2016, Key had average assets of $136 billion compared to $96.1 billion in the fourth quarter of 2015 and $125.1 billion in the third quarter of 2016, primarily reflecting the acquisition of First Niagara.

Average securities available-for-sale and held-to-maturity securities totaled $29.3 billion in the fourth quarter of 2016, compared to $19.1 billion in the fourth quarter of 2015 and $24.2 billion in the third quarter of 2016. The increase compared to both the year-ago quarter and prior quarter primarily reflects the impact of the First Niagara acquisition and the redeployment of excess liquidity into the investment portfolio.

Average Loans

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Commercial, financial and agricultural (a)	$39,495	$37,318	$30,884	5.8%	27.9%
Other commercial loans	21,617	19,110	12,996	13.1	66.3
Home equity loans	12,812	11,968	10,418	7.1	23.0
Other consumer loans	11,436	9,301	5,278	23.0	116.7
Total loans	$85,360	$77,697	$59,576	9.9%	43.3%

(a)
Commercial, financial and agricultural average loan balances include $119 million, $107 million, and $87 million of assets from commercial credit cards at December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

During the fourth quarter, Key adjusted the fair value mark on the First Niagara acquired loan portfolio from $686 million to $548 million.

Average loans were $85.4 billion for the fourth quarter of 2016, an increase of $25.8 billion compared to the fourth quarter of 2015, primarily reflecting the impact of the First Niagara acquisition and growth in commercial, financial and agricultural loans.

Compared to the third quarter of 2016, average loans increased by $7.7 billion, with the change reflecting the full-quarter impact of the First Niagara acquisition, September branch divestitures, and the exit of acquired non-relationship commercial loans. On a period-end basis, Key’s loan portfolio increased $510

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

million, driven by growth in commercial, financial and agricultural loans and improvement in the fair value mark on the acquired portfolio.

Average Deposits

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Non-time deposits (a)	$94,414	$85,683	$66,270	10.2%	42.5%
Certificates of deposit ($100,000 or more)	5,428	4,204	2,150	29.1	152.5
Other time deposits	4,849	5,031	3,047	(3.6)	59.1
Total deposits	$104,691	$94,918	$71,467	10.3%	46.5%

Cost of total deposits (a)	.22%	.21%	.15%	N/A	N/A

(a)	Excludes deposits in foreign office.

N/A = Not Applicable

Average deposits, excluding deposits in foreign office, totaled $104.7 billion for the fourth quarter of 2016, an increase of $33.2 billion compared to the year-ago quarter, primarily reflecting the acquisition of First Niagara and higher interest-bearing deposits resulting from core deposit growth in Key’s retail banking franchise and growth in escrow deposits from the commercial mortgage servicing business.

Compared to the third quarter of 2016, average deposits increased by $9.8 billion, reflecting the full-quarter impact of the First Niagara acquisition, core deposit growth in Key’s retail banking franchise, and deposit inflows from Key’s commercial clients.

ASSET QUALITY

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Net loan charge-offs	$73	$44	$37	65.9%	97.3%
Net loan charge-offs to average total loans	.34%	.23%	.25%	N/A	N/A
Nonperforming loans at period end (a)	$625	$723	$387	(13.6)	61.5
Nonperforming assets at period end (a)	676	760	403	(11.1)	67.7
Allowance for loan and lease losses	858	865	796	(.8)	7.8
Allowance for loan and lease losses to nonperforming loans (a)	137.3%	119.6%	205.7%	N/A	N/A
Provision for credit losses	$66	$59	$45	11.9%	46.7%

(a)	Nonperforming loan balances exclude $865 million, $959 million, and $11 million of purchased credit impaired loans at December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

N/A = Not Applicable

Key’s provision for credit losses was $66 million for the fourth quarter of 2016, compared to $45 million for the fourth quarter of 2015 and $59 million for the third quarter of 2016. Key’s allowance for loan and lease losses was $858 million, or 1.00% of total period-end loans, at December 31, 2016, compared to 1.33% at December 31, 2015, and 1.01% at September 30, 2016.

Net loan charge-offs for the fourth quarter of 2016 totaled $73 million, or .34% of average total loans, reflecting regulatory guidance on consumer bankruptcies and conforming First Niagara charge-off policies to Key. These results compare to $37 million, or .25%, for the fourth quarter of 2015, and $44 million, or .23%, for the third quarter of 2016.

At December 31, 2016, Key’s nonperforming loans totaled $625 million, which represented .73% of period-end portfolio loans. These results compare to .65% at December 31, 2015, and .85% at September 30,

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

2016. Nonperforming assets at December 31, 2016, totaled $676 million, and represented .79% of period-end portfolio loans and OREO and other nonperforming assets. These results compare to .67% at December 31, 2015, and .89% at September 30, 2016.

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at December 31, 2016.

Capital Ratios

	12/31/2016	9/30/2016	12/31/2015
Common Equity Tier 1 (a), (b)	9.59%	9.56%	10.94%
Tier 1 risk-based capital (a)	10.95	10.53	11.35
Total risk based capital (a)	12.92	12.63	12.97
Tangible common equity to tangible assets (b)	8.09	8.27	9.98
Leverage (a)	9.89	10.22	10.72

(a)	12/31/2016 ratio is estimated.

(b)
The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Common Equity Tier 1.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. See below for further information on the Regulatory Capital Rules.

As shown in the preceding table, at December 31, 2016, Key’s estimated Common Equity Tier 1 and Tier 1 risk-based capital ratios stood at 9.59% and 10.95%, respectively. In addition, the tangible common equity ratio was 8.09% at December 31, 2016.

As a “standardized approach” banking organization, Key’s mandatory compliance with the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”) began on January 1, 2015, subject to transitional provisions extending to January 1, 2019. Key’s estimated Common Equity Tier 1 ratio as calculated under the fully phased-in Regulatory Capital Rules was 9.47% at December 31, 2016. This estimate exceeds the fully phased-in required minimum Common Equity Tier 1 and Capital Conservation Buffer of 7.00%.

Summary of Changes in Common Shares Outstanding

in thousands				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Shares outstanding at beginning of period	1,082,055	842,703	835,285	28.4%	29.5%
Common shares repurchased	(4,380)	(5,240)	—	(16.4)	N/M
Shares reissued (returned) under employee benefit plans	1,642	4,857	466	(66.2)	252.4
Common shares issued to acquire First Niagara	(3)	239,735	—	N/M	N/M
Shares outstanding at end of period	1,079,314	1,082,055	835,751	(.3)%	29.1%

N/M = Not Meaningful

During the fourth quarter of 2016, Key completed $68 million of common share repurchases, including repurchases to offset issuances of common shares under our employee compensation plans, in accordance with Key's 2016 Capital Plan.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Revenue from continuing operations (TE)
Key Community Bank	$901	$779	$588	15.7%	53.2%
Key Corporate Bank	630	554	479	13.7	31.5
Other Segments	40	17	31	135.3	29.0
Total segments	1,571	1,350	1,098	16.4	43.1
Reconciling Items	(5)	(13)	(3)	N/M	N/M
Total	$1,566	$1,337	$1,095	17.1%	43.0%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$115	$104	$70	10.6%	64.3%
Key Corporate Bank	221	159	142	39.0	55.6
Other Segments	29	16	25	81.3	16.0
Total segments	365	279	237	30.8	54.0
Reconciling Items (a)	(132)	(108)	(7)	N/M	N/M
Total	$233	$171	$230	36.3%	1.3%

(a)	Reconciling items consists primarily of the unallocated portion of merger-related charges and items not allocated to the business segments because they do not reflect their normal operations.

TE = Taxable Equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Summary of operations
Net interest income (TE)	$628	$530	$388	18.5%	61.9%
Noninterest income	273	249	200	9.6	36.5
Total revenue (TE)	901	779	588	15.7	53.2
Provision for credit losses	44	37	20	18.9	120.0
Noninterest expense	673	577	456	16.6	47.6
Income (loss) before income taxes (TE)	184	165	112	11.5	64.3
Allocated income taxes (benefit) and TE adjustments	69	61	42	13.1	64.3
Net income (loss) attributable to Key	$115	$104	$70	10.6%	64.3%

Average balances
Loans and leases	$47,032	$41,548	$30,925	13.2%	52.1%
Total assets	50,940	44,219	33,056	15.2	54.1
Deposits	79,357	69,397	52,219	14.4	52.0

Assets under management at period end	$36,592	$36,752	$33,983	(.4)%	7.7%

TE = Taxable Equivalent

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Additional Key Community Bank Data

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Noninterest income
Trust and investment services income	$88	$86	$73	2.3%	20.5%
Service charges on deposit accounts	71	70	54	1.4	31.5
Cards and payments income	59	55	44	7.3	34.1
Other noninterest income	55	38	29	44.7	89.7
Total noninterest income	$273	$249	$200	9.6%	36.5%

Average deposit balances
NOW and money market deposit accounts	$44,368	$38,417	$28,862	15.5%	53.7%
Savings deposits	5,326	4,369	2,330	21.9	128.6
Certificates of deposit ($100,000 or more)	3,658	2,607	1,686	40.3	117.0
Other time deposits	4,836	4,943	3,045	(2.2)	58.8
Deposits in foreign office	—	—	208	N/M	N/M
Noninterest-bearing deposits	21,169	19,061	16,088	11.1	31.6
Total deposits	$79,357	$69,397	$52,219	14.4%	52.0%

Home equity loans
Average balance	$12,560	$11,703	$10,203
Combined weighted-average loan-to-value ratio (at date of origination)	71%	70%	71%
Percent first lien positions	57	55	61

Other data
Branches	1,217	1,322	966
Automated teller machines	1,593	1,701	1,256

N/M = Not Meaningful

Key Community Bank Summary of Operations (4Q16 vs. 4Q15)

•	Positive operating leverage from prior year

•	Net income increased $45 million, or 64.3% from prior year

•	Average commercial, financial, and agricultural loans increased $4.9 billion, or 38.6% from the prior year

•	Average deposits increased $27.1 billion, or 52% from the prior year

Key Community Bank recorded net income attributable to Key of $115 million for the fourth quarter of 2016, compared to $70 million for the year-ago quarter, benefiting from momentum in Key's core businesses, as well as the impact of the First Niagara acquisition.
Taxable-equivalent net interest income increased by $240 million, or 61.9%, from the fourth quarter of 2015. The increase is primarily attributable to the acquisition of First Niagara. Average loans and leases increased $16.1 billion, or 52.1%, largely driven by a $4.9 billion, or 38.6% increase in commercial, financial, and agricultural loans. Additionally, average deposits increased $27.1 billion, or 52% from one year ago.
Noninterest income increased $73 million, or 36.5%, from the year-ago quarter, with positive trends in cards and payments income and service charges on deposit accounts.
The provision for credit losses increased by $24 million, or 120%, from the fourth quarter of 2015, primarily related to the acquisition of First Niagara, which was partially offset by enhancements to the approach utilized to determine the consumer allowance for loan and lease losses in the fourth quarter of 2016. Net loan charge-offs increased $19 million, primarily related to the acquisition of First Niagara.
Noninterest expense increased by $217 million, or 47.6%, from the year-ago quarter, largely driven by the acquisition of First Niagara, as well as core business activity and investments. Personnel expense increased $73 million while non-personnel expense increased by $144 million, including higher intangible amortization expense and higher FDIC assessment expense.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Key Corporate Bank

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Summary of operations
Net interest income (TE)	$332	$276	$224	20.3%	48.2%
Noninterest income	298	278	255	7.2	16.9
Total revenue (TE)	630	554	479	13.7	31.5
Provision for credit losses	21	25	26	(16.0)	(19.2)
Noninterest expense	325	307	257	5.9	26.5
Income (loss) before income taxes (TE)	284	222	196	27.9	44.9
Allocated income taxes and TE adjustments	63	63	51	—	23.5
Net income (loss)	221	159	145	39.0	52.4
Less: Net income (loss) attributable to noncontrolling interests	—	—	3	N/M	N/M
Net income (loss) attributable to Key	$221	$159	$142	39.0%	55.6%

Average balances
Loans and leases	$36,769	$34,561	$26,981	6.4%	36.3%
Loans held for sale	1,223	1,103	820	10.9	49.1
Total assets	43,209	40,581	32,639	6.5	32.4
Deposits	23,173	22,708	19,080	2.0%	21.5%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 4Q16 vs.
	4Q16	3Q16	4Q15	3Q16	4Q15
Noninterest income
Trust and investment services income	$35	$36	$32	(2.8)%	9.4%
Investment banking and debt placement fees	154	153	125.7		23.2
Operating lease income and other leasing gains	19	10	13	90.0	46.2

Corporate services income	43	36	44	19.4	(2.3)
Service charges on deposit accounts	13	15	10	(13.3)	30.0
Cards and payments income	10	11	3	(9.1)	233.3
Payments and services income	66	62	57	6.5	15.8

Mortgage servicing fees	18	13	15	38.5	20.0
Other noninterest income	6	4	13	50.0	(53.8)
Total noninterest income	$298	$278	$255	7.2%	16.9%

Key Corporate Bank Summary of Operations (4Q16 vs. 4Q15)

•	Record quarter and year for investment banking and debt placement fees

•	Net income increased $79 million, or 55.6% from the prior year

•	Average loans and leases increased $9.8 billion, or 36.3% from the prior year

•	Average deposits increased $4.1 billion, or 21.5% from the prior year

Key Corporate Bank recorded net income attributable to Key of $221 million for the fourth quarter of 2016, compared to $142 million for the same period one year ago, reflecting the impact of the First Niagara acquisition as well as positive trends in Key's core businesses.

Taxable-equivalent net interest income increased by $108 million, or 48.2%, compared to the fourth quarter of 2015. Average loan and lease balances increased $9.8 billion, or 36.3%, from the year-ago quarter,

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

primarily driven by the First Niagara acquisition as well as growth in commercial, financial and agricultural loans. Average deposit balances increased $4.1 billion, or 21.5%, from the year-ago quarter, mostly driven by the First Niagara acquisition, as well as growth in commercial escrow deposits.

Noninterest income increased $43 million, or 16.9%, from the prior year. This growth was mostly due to investment banking and debt placement fees, which increased $29 million, or 23.2%, cards and payments income which increased $7 million, and operating lease income and other leasing gains which increased $6 million.

The provision for credit losses decreased $5 million, or 19.2%, compared to the fourth quarter of 2015.

Noninterest expense increased by $68 million, or 26.5%, from the fourth quarter of 2015. The increase from the prior year, reflected in both personnel and nonpersonnel expense, was largely driven by the acquisition of First Niagara, higher performance-based compensation and various other items, including operating lease and cards and payments expenses.

Key Corporate Bank also continued to benefit from a higher volume of low income housing and energy tax credits.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $29 million for the fourth quarter of 2016, compared to $25 million for the same period last year, largely due to higher net gains from principal investing.

*****

KeyCorp's roots trace back 190 years to Albany, New York. Headquartered in Cleveland, Ohio, Key is one of the nation’s largest bank-based financial services companies, with assets of approximately $136.5 billion at December 31, 2016.

Key provides deposit, lending, cash management, insurance, and investment services to individuals and businesses in 15 states under the name KeyBank National Association through a network of more than 1,200 branches and more than 1,500 ATMs. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

Melanie S. Misconish
216.689.4545
Melanie_S_Misconish@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal,” “objective,” “plan,” “expect,” “assume,” “anticipate,” “intend,” “project,” “believe,” “estimate,” or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations. Forward-looking statements, by their nature, are subject to assumptions, risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause Key’s actual results to differ from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2015, as well as in KeyCorp’s subsequent SEC filings, all of which have been filed with the Securities and Exchange Commission (the “SEC”) and are available on Key’s website (www.key.com/ir) and on the SEC’s website (www.sec.gov). These factors may include, among others: deterioration of commercial real estate market fundamentals, adverse changes in credit quality trends, declining asset prices, a reversal of the U.S. economic recovery due to financial, political, or other shocks, and the extensive and increasing regulation of the U.S. financial services industry. Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances.

Notes to Editors:
A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, January 19, 2017. An audio replay of the call will be available through January 29, 2017.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

KeyCorp
Fourth Quarter 2016
Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
19	Consolidated Balance Sheets
20	Consolidated Statements of Income
21	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
23	Noninterest Expense
23	Personnel Expense
24	Loan Composition
24	Loans Held for Sale Composition
24	Summary of Changes in Loans Held for Sale
25	Asset Quality Statistics From Continuing Operations
26	Summary of Loan and Lease Loss Experience From Continuing Operations
27	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
28	Summary of Changes in Nonperforming Loans From Continuing Operations
28	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
29	Line of Business Results

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Financial Highlights
(dollars in millions, except per share amounts)
	Three months ended
	12/31/2016	9/30/2016	12/31/2015
Summary of operations
Net interest income (TE)	$948	$788	$610
Noninterest income	618	549	485
Total revenue (TE)	1,566	1,337	1,095
Provision for credit losses	66	59	45
Noninterest expense	1,220	1,082	736
Income (loss) from continuing operations attributable to Key	233	171	230
Income (loss) from discontinued operations, net of taxes (a)	(4)	1	(4)
Net income (loss) attributable to Key	229	172	226

Income (loss) from continuing operations attributable to Key common shareholders	213	165	224
Income (loss) from discontinued operations, net of taxes (a)	(4)	1	(4)
Net income (loss) attributable to Key common shareholders	209	166	220

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.17	$.27
Income (loss) from discontinued operations, net of taxes (a)	—	—	(.01)
Net income (loss) attributable to Key common shareholders (b)	.20	.17	.27

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.20	.16	.27
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—	(.01)
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.19	.17	.26

Cash dividends declared per common share	.085	.085	.075
Book value at period end	12.58	12.78	12.51
Tangible book value at period end	9.99	10.14	11.22
Market price at period end	18.27	12.17	13.19

Performance ratios
From continuing operations:
Return on average total assets	.69%	.55%	.97%
Return on average common equity	6.22	5.09	8.51
Return on average tangible common equity (c)	7.88	6.16	9.50
Net interest margin (TE)	3.12	2.85	2.87
Cash efficiency ratio (c)	76.2	80.0	66.4

From consolidated operations:
Return on average total assets	.67%	.55%	.93%
Return on average common equity	6.10	5.12	8.36
Return on average tangible common equity (c)	7.73	6.20	9.33
Net interest margin (TE)	3.09	2.83	2.84
Loan to deposit (d)	85.2	84.7	87.8

Capital ratios at period end
Key shareholders’ equity to assets	11.17%	11.04%	11.30%
Key common shareholders’ equity to assets	9.95	10.18	10.99
Tangible common equity to tangible assets (c)	8.09	8.27	9.98
Common Equity Tier 1 (c), (e)	9.59	9.56	10.94
Tier 1 risk-based capital (e)	10.95	10.53	11.35
Total risk-based capital (e)	12.92	12.63	12.97
Leverage (e)	9.89	10.22	10.72

Asset quality — from continuing operations
Net loan charge-offs	$73	$44	$37
Net loan charge-offs to average loans	.34%	.23%	.25%
Allowance for loan and lease losses	$858	$865	$796
Allowance for credit losses	912	918	852
Allowance for loan and lease losses to period-end loans	1.00%	1.01%	1.33%
Allowance for credit losses to period-end loans	1.06	1.07	1.42
Allowance for loan and lease losses to nonperforming loans (f)	137.3	119.6	205.7
Allowance for credit losses to nonperforming loans (f)	146.1	127.0	220.2
Nonperforming loans at period end (f)	$625	$723	$387
Nonperforming assets at period end (f)	676	760	403
Nonperforming loans to period-end portfolio loans (f)	.73%	.85%	.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (f)	.79	.89	.67

Trust and brokerage assets
Assets under management	$36,592	$36,752	$33,983
Nonmanaged and brokerage assets	45,358	45,338	47,681

Other data
Average full-time equivalent employees	18,849	17,079	13,359
Branches	1,217	1,322	966

Taxable-equivalent adjustment	$10	$8	$8

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Financial Highlights (continued)
(dollars in millions, except per share amounts)
	Twelve months ended
	12/31/2016	12/31/2015
Summary of operations
Net interest income (TE)	$2,953	$2,348
Noninterest income	2,071	1,880
Total revenue (TE)	5,024	4,256
Provision for credit losses	266	166
Noninterest expense	3,756	2,840
Income (loss) from continuing operations attributable to Key	790	915
Income (loss) from discontinued operations, net of taxes (a)	1	1
Net income (loss) attributable to Key	791	916

Income (loss) from continuing operations attributable to Key common shareholders	$753	$892
Income (loss) from discontinued operations, net of taxes (a)	1	1
Net income (loss) attributable to Key common shareholders	754	893

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.81	$1.06
Income (loss) from discontinued operations, net of taxes (a)	—	—
Net income (loss) attributable to Key common shareholders (b)	.81	1.06

Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.80	1.05
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.80	1.05

Cash dividends paid	.330	.290

Performance ratios
From continuing operations:
Return on average total assets	.70%	.99%
Return on average common equity	6.26	8.63
Return on average tangible common equity (c)	7.39	9.64
Net interest margin (TE)	2.92	2.88
Cash efficiency ratio (c)	73.7	65.9

From consolidated operations:
Return on average total assets	.69%	.97%
Return on average common equity	6.27	8.64
Return on average tangible common equity(c)	7.40	9.65
Net interest margin (TE)	2.91	2.85

Asset quality — from continuing operations
Net loan charge-offs	206	142
Net loan charge-offs to average total loans	.29%	.24%

Other data
Average full-time equivalent employees	15,700	13,483

Taxable-equivalent adjustment	34	28

(a)
In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key decided to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.

(b)	Earnings per share may not foot due to rounding.

(c)
The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Common Equity Tier 1,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons. For further information on the Regulatory Capital Rules, see the “Capital” section of this release.

(d)	Represents period-end consolidated total loans and loans held for sale divided by period-end consolidated total deposits (excluding deposits in foreign office).

(e)	12/31/2016 ratio is estimated.

(f)	Nonperforming loan balances exclude, $865 million, $959 million, and $11 million of purchased credit impaired loans at December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

GAAP to Non-GAAP Reconciliations
(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on average tangible common equity,” “Common Equity Tier 1,” “pre-provision net revenue,” certain financial measures excluding merger-related charges, and “cash efficiency ratio.”

The tangible common equity ratio and the return on average tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. In October 2013, the federal banking regulators published the final Basel III capital framework for U.S. banking organizations (the “Regulatory Capital Rules”). The Regulatory Capital Rules require higher and better-quality capital and introduced a new capital measure, “Common Equity Tier 1,” a non-GAAP financial measure. The mandatory compliance date for Key as a “standardized approach” banking organization began on January 1, 2015, subject to transitional provisions extending to January 1, 2019.

Common Equity Tier 1 is not formally defined by GAAP and is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Common Equity Tier 1, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for credit losses makes it easier to analyze the results by presenting them on a more comparable basis.

As previously disclosed, Key completed its purchase of First Niagara on August 1, 2016. The definitive agreement and plan of merger to acquire First Niagara was originally announced on October 30, 2015. As a result of this transaction, Key has recognized merger-related charges. The table below shows the computation of merger-related charges, noninterest expense excluding merger-related charges, earnings per common share excluding merger-related charges, return on average tangible common equity excluding merger-related charges, return on average assets from continuing operations excluding merger-related charges, and pre-provision net revenue excluding merger-related charges. Management believes that eliminating the effects of the merger-related charges makes it easier to analyze the results by presenting them on a more comparable basis.

The cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. The table below also shows the computation for the cash efficiency ratio excluding merger-related charges. Management believes these ratios provide greater consistency and comparability between Key’s results and those of its peer banks. Additionally, these ratios are used by analysts and investors as they develop earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

		Three months ended
		12/31/2016	9/30/2016	12/31/2015
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)		$15,240	$14,996	$10,746
Less:	Intangible assets (a)	2,788	2,855	1,080
	Preferred Stock (b)	1,640	1,150	281
	Tangible common equity (non-GAAP)	$10,812	$10,991	$9,385

Total assets (GAAP)		$136,453	$135,805	$95,131
Less:	Intangible assets (a)	2,788	2,855	1,080
	Tangible assets (non-GAAP)	$133,665	$132,950	$94,051

Tangible common equity to tangible assets ratio (non-GAAP)		8.09%	8.27%	9.98%

Common Equity Tier 1 at period end
Key shareholders’ equity (GAAP)		$15,240	$14,996	$10,746
Less:	Preferred Stock (b)	1,640	1,150	281
	Common Equity Tier 1 capital before adjustments and deductions	13,600	13,846	10,465
Less:	Goodwill, net of deferred taxes	2,416	2,450	1,034
	Intangible assets, net of deferred taxes	159	216	26
	Deferred tax assets	6	6	1
	Net unrealized gains (losses) on available-for-sale securities, net of deferred taxes	(185)	101	(58)
	Accumulated gains (losses) on cash flow hedges, net of deferred taxes	(53)	39	(20)
	Amounts in accumulated other comprehensive income (loss) attributed to
	pension and postretirement benefit costs, net of deferred taxes	(339)	(359)	(365)
	Total Common Equity Tier 1 capital (c)	$11,596	$11,393	$9,847

Net risk-weighted assets (regulatory) (c)		$120,887	$119,120	$89,980

Common Equity Tier 1 ratio (non-GAAP) (c)		9.59%	9.56%	10.94%

Pre-provision net revenue
Net interest income (GAAP)		$938	$780	$602
Plus:	Taxable-equivalent adjustment	10	8	8
	Noninterest income	618	549	485
Less:	Noninterest expense	1,220	1,082	736
	Pre-provision net revenue from continuing operations (non-GAAP)	$346	$255	$359

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Three months ended
		12/31/2016	9/30/2016	12/31/2015
Average tangible common equity
Average Key shareholders’ equity (GAAP)		$14,901	$13,552	$10,731
Less:	Intangible assets (average) (d)	2,874	2,255	1,082
	Preferred Stock (average)	1,274	648	290
	Average tangible common equity (non-GAAP)	$10,753	$10,649	$9,359

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$213	$165	$224
Average tangible common equity (non-GAAP)		10,753	10,649	9,359

Return on average tangible common equity from continuing operations (non-GAAP)		7.88%	6.16%	9.50%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$209	$166	$220
Average tangible common equity (non-GAAP)		10,753	10,649	9,359

Return on average tangible common equity consolidated (non-GAAP)		7.73%	6.20%	9.33%

Return on average tangible common equity from continuing operations excluding merger-related charges
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$213	$165	$224
Merger-related charges, after tax		124	132	4
Net income (loss) from continuing operations attributable to Key common shareholders excluding
	merger-related charges (non-GAAP)	$337	$297	$228

Average tangible common equity (non-GAAP)		$10,753	$10,649	$9,359

Return on average tangible common equity from continuing operations excluding merger-related
	charges (non-GAAP)	12.47%	11.10%	9.67%

Return on average tangible common equity consolidated excluding merger-related charges
Net income (loss) attributable to Key common shareholders (GAAP)		$209	$166	$220
Merger-related charges, after tax		124	132	4
Net income (loss) attributable to Key common shareholders excluding merger-related charges (non-GAAP)		$333	$298	$224

Average tangible common equity (non-GAAP)		$10,753	$10,649	$9,359

Return on average tangible common equity consolidated excluding merger-related charges (non-GAAP)		12.32%	11.13%	9.50%

Noninterest expense excluding merger-related charges
Noninterest expense (GAAP)		$1,220	$1,082	$736
Less:	Merger-related charges	207	189	6
	Noninterest expense excluding merger-related charges (non-GAAP)	$1,013	$893	$730

Earnings per common share (EPS) excluding merger-related charges
EPS from continuing operations attributable to Key common shareholders — assuming dilution		$.20	$.16	$.27
Add:	EPS impact of merger-related charges	.11	.14	—
	EPS from continuing operations attributable to Key common shareholders
	excluding merger-related charges (non-GAAP)	$.31	$.30	$.27

Cash efficiency ratio
Noninterest expense (GAAP)		$1,220	$1,082	$736
Less:	Intangible asset amortization	27	13	9
	Adjusted noninterest expense (non-GAAP)	1,193	1,069	727
Less:	Merger-related charges	207	189	6
	Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$986	$880	$721

Net interest income (GAAP)		$938	$780	$602
Plus:	Taxable-equivalent adjustment	10	8	8
	Noninterest income	618	549	485
	Total taxable-equivalent revenue (non-GAAP)	1,566	1,337	1,095
Add:	Merger-related charges	(9)	18	—
	Adjusted noninterest income excluding merger-related charges (non-GAAP)	$1,557	$1,355	$1,095

Cash efficiency ratio (non-GAAP)		76.2%	80.0%	66.4%

Cash efficiency ratio excluding merger-related charges (non-GAAP)		63.3%	64.9%	65.8%

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Three months ended
		12/31/2016	9/30/2016	12/31/2015
Return on average total assets from continuing operations excluding merger-related charges
	Income from continuing operations attributable to Key (GAAP)	$233	$171	$230
Add:	Merger-related charges, after tax	124	132	4
	Income from continuing operations attributable to Key excluding merger-related
	charges, after tax (non-GAAP)	$357	$303	$234

	Average total assets from continuing operations (GAAP)	$134,428	$123,469	$94,117

	Return on average total assets from continuing operations excluding merger-related
	charges (non-GAAP)	1.06%	.98%	.99%

		Three months ended
		12/31/2016
Common Equity Tier 1 under the Regulatory Capital Rules (“RCR”) (estimates)
	Common Equity Tier 1 under current RCR	$11,596
	Adjustments from current RCR to the fully phased-in RCR:
	Deferred tax assets and other intangible assets (e)	(110)
	Common Equity Tier 1 anticipated under the fully phased-in RCR (f)	$11,486

	Net risk-weighted assets under current RCR	$120,887
	Adjustments from current RCR to the fully phased-in RCR:
	Mortgage servicing assets (g)	576
	Volcker funds	(185)
	All other assets	(2)
	Total risk-weighted assets anticipated under the fully phased-in RCR (f)	$121,276

	Common Equity Tier 1 ratio under the fully phased-in RCR (f)	9.47%

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

GAAP to Non-GAAP Reconciliations (continued)
(dollars in millions)
		Twelve months ended
		12/31/2016	12/31/2015
Pre-provision net revenue excluding merger-related charges
Net interest income (GAAP)		$2,919	$2,348
Plus:	Taxable-equivalent adjustment	34	28
	Noninterest income (GAAP)	2,071	1,880
Less:	Noninterest expense (GAAP)	3,756	2,840
Pre-provision net revenue from continuing operations (non-GAAP)		$1,268	$1,416
Less:	Merger-related charges	474	6
Pre-provision net revenue from continuing operations excluding merger-related charges (non-GAAP)		$1,742	$1,422

Average tangible common equity
Average Key shareholders’ equity (GAAP)		$12,647	$10,626
Less:	Intangible assets (average) (h)	1,825	1,085
	Preferred Stock (average)	627	290
	Average tangible common equity (non-GAAP)	$10,195	$9,251

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)		$753	$892
Average tangible common equity (non-GAAP)		10,195	9,251

Return on average tangible common equity from continuing operations (non-GAAP)		7.39%	9.64%

Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)		$754	$893
Average tangible common equity (non-GAAP)		10,195	9,251

Return on average tangible common equity consolidated (non-GAAP)		7.40%	9.65%

Cash efficiency ratio
Noninterest expense (GAAP)		$3,756	$2,840
Less:	Intangible asset amortization (GAAP)	55	36
	Adjusted noninterest expense (non-GAAP)	3,701	2,804
Less:	Merger-related charges	465	6
	Adjusted noninterest expense excluding merger-related charges (non-GAAP)	$3,236	$2,798

Net interest income (GAAP)		$2,919	$2,348
Plus:	Taxable-equivalent adjustment	34	28
	Noninterest income (GAAP)	2,071	1,880
	Total taxable-equivalent revenue (non-GAAP)	5,024	4,256
Plus:	Merger-related charges	9	—
	Adjusted noninterest income excluding merger-related charges (non-GAAP)	$5,033	$4,256

Cash efficiency ratio (non-GAAP)		73.7%	65.9%

Cash efficiency ratio excluding merger-related charges (non-GAAP)		64.3%	65.9%

Return on average total assets from continuing operations excluding merger-related charges
Income from continuing operations attributable to Key (GAAP)		$790	$915
Plus:	Merger-related charges, after tax	299	4
	Income from continuing operations attributable to Key excluding merger-related
	charges, after tax (non-GAAP)	$1,089	$919

Average total assets from continuing operations (GAAP)		$112,537	$94,117

Return on average total assets from continuing operations excluding merger-related
	charges (non-GAAP)	.97%	.98%

(a)
For the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, intangible assets exclude $42 million, $51 million, and $45 million, respectively, of period-end purchased credit card receivables.

(b)	Net of capital surplus.

(c)	12/31/16 amount is estimated.

(d)
For the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, average intangible assets exclude $46 million, $47 million, and $47 million, respectively, of average purchased credit card receivables.

(e)
Includes the deferred tax assets subject to future taxable income for realization, primarily tax credit carryforwards, as well as intangible assets (other than goodwill and mortgage servicing assets) subject to the transition provisions of the final rule.

(f)
The anticipated amount of regulatory capital and risk-weighted assets is based upon the federal banking agencies’ Regulatory Capital Rules (as fully phased-in on January 1, 2019); Key is subject to the Regulatory Capital Rules under the “standardized approach.”

(g)	Item is included in the 10%/15% exceptions bucket calculation and is risk-weighted at 250%.

(h)	For the twelve months ended December 31, 2016, and December 31, 2015, average intangible assets exclude $43 million and $55 million, respectively, of average purchased credit card receivables.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Consolidated Balance Sheets
(dollars in millions)

	12/31/2016	9/30/2016	12/31/2015
Assets
Loans	$86,038	$85,528	$59,876
Loans held for sale	1,104	1,137	639
Securities available for sale	20,212	20,540	14,218
Held-to-maturity securities	10,232	8,995	4,897
Trading account assets	867	926	788
Short-term investments	2,775	3,216	2,707
Other investments	738	747	655
Total earning assets	121,966	121,089	83,780
Allowance for loan and lease losses	(858)	(865)	(796)
Cash and due from banks	677	749	607
Premises and equipment	978	1,023	779
Operating lease assets	540	430	340
Goodwill	2,446	2,480	1,060
Other intangible assets	384	426	65
Corporate-owned life insurance	4,068	4,035	3,541
Derivative assets	803	1,304	619
Accrued income and other assets	3,864	3,480	3,290
Discontinued assets	1,585	1,654	1,846
Total assets	$136,453	$135,805	$95,131

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$54,590	$56,432	$37,089
Savings deposits	6,491	5,335	2,341
Certificates of deposit ($100,000 or more)	5,483	4,601	2,392
Other time deposits	4,698	5,793	3,127
Total interest-bearing deposits	71,262	72,161	44,949
Noninterest-bearing deposits	32,825	32,024	26,097
Deposits in foreign office — interest-bearing	—	—	—
Total deposits	104,087	104,185	71,046
Federal funds purchased and securities sold under repurchase agreements	1,502	602	372
Bank notes and other short-term borrowings	808	809	533
Derivative liabilities	636	850	632
Accrued expense and other liabilities	1,796	1,739	1,605
Long-term debt	12,384	12,622	10,184
Total liabilities	121,213	120,807	84,372

Equity
Preferred stock	1,665	1,165	290
Common shares	1,257	1,257	1,017
Capital surplus	6,385	6,359	3,922
Retained earnings	9,378	9,260	8,922
Treasury stock, at cost	(2,904)	(2,863)	(3,000)
Accumulated other comprehensive income (loss)	(541)	(182)	(405)
Key shareholders’ equity	15,240	14,996	10,746
Noncontrolling interests	—	2	13
Total equity	15,240	14,998	10,759
Total liabilities and equity	$136,453	$135,805	$95,131

Common shares outstanding (000)	1,079,314	1,082,055	835,751

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Consolidated Statements of Income
(dollars in millions, except per share amounts)
	Three months ended			Twelve months ended
	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Interest income
Loans	$898	$746	$552	$2,773	$2,149
Loans held for sale	11	10	8	34	37
Securities available for sale	92	88	76	329	293
Held-to-maturity securities	44	30	24	122	96
Trading account assets	6	4	6	23	21
Short-term investments	5	7	3	22	8
Other investments	6	5	4	16	18
Total interest income	1,062	890	673	3,319	2,622

Interest expense
Deposits	57	49	26	171	105
Federal funds purchased and securities sold under repurchase agreements	1	—	—	1	—
Bank notes and other short-term borrowings	3	2	3	10	9
Long-term debt	63	59	42	218	160
Total interest expense	124	110	71	400	274

Net interest income	938	780	602	2,919	2,348
Provision for credit losses	66	59	45	266	166
Net interest income after provision for credit losses	872	721	557	2,653	2,182

Noninterest income
Trust and investment services income	123	122	105	464	433
Investment banking and debt placement fees	157	156	127	482	445
Service charges on deposit accounts	84	85	64	302	256
Operating lease income and other leasing gains	21	6	15	62	73
Corporate services income	61	51	55	215	198
Cards and payments income	69	66	47	233	183
Corporate-owned life insurance income	40	29	36	125	127
Consumer mortgage income	6	6	2	17	12
Mortgage servicing fees	20	15	15	57	48
Net gains (losses) from principal investing	4	5	—	20	51
Other income (a), (b)	33	8	19	94	54
Total noninterest income	618	549	485	2,071	1,880

Noninterest expense
Personnel	648	594	429	2,073	1,652
Net occupancy	112	73	64	305	255
Computer processing	97	70	43	255	164
Business services and professional fees	78	76	44	235	159
Equipment	30	26	22	98	88
Operating lease expense	17	15	13	59	47
Marketing	35	32	17	101	57
FDIC assessment	23	21	8	61	32
Intangible asset amortization	27	13	9	55	36
OREO expense, net	3	3	1	9	6
Other expense	150	159	86	505	344
Total noninterest expense	1,220	1,082	736	3,756	2,840
Income (loss) from continuing operations before income taxes	270	188	306	968	1,222
Income taxes	38	16	73	179	303
Income (loss) from continuing operations	232	172	233	789	919
Income (loss) from discontinued operations, net of taxes	(4)	1	(4)	1	1
Net income (loss)	228	173	229	790	920
Less: Net income (loss) attributable to noncontrolling interests	(1)	1	3	(1)	4
Net income (loss) attributable to Key	$229	$172	$226	$791	$916

Income (loss) from continuing operations attributable to Key common shareholders	$213	$165	$224	$753	$892
Net income (loss) attributable to Key common shareholders	209	166	220	754	893

Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.17	$.27	$.81	$1.06
Income (loss) from discontinued operations, net of taxes	—	—	(.01)	—	—
Net income (loss) attributable to Key common shareholders (c)	.20	.17	.27	.81	1.06

Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.20	$.16	$.27	$.80	$1.05
Income (loss) from discontinued operations, net of taxes	—	—	(.01)	—	—
Net income (loss) attributable to Key common shareholders (c)	.19	.17	.26	.80	1.05

Cash dividends declared per common share	$.085	$.085	$.075	$.33	$.29

Weighted-average common shares outstanding (000)	1,067,771	982,080	828,206	927,816	836,846
Effect of common share options and other stock awards	15,946	12,580	7,733	10,720	7,643
Weighted-average common shares and potential common shares outstanding (000) (d)	1,083,717	994,660	835,939	938,536	844,489

(a)
For the three months ended December 31, 2016, net securities gains totaled $6 million. For the three months ended September 30, 2016, net securities losses totaled $6 million. For the three months ended December 31, 2015, net securities gains totaled less than $1 million. For the three months ended December 31, 2016, September 30, 2016, and December 31,2015, Key did not have any impairment losses related to securities.

(b)
For the twelve months ended December 31, 2016 and December 31, 2015, net securities gains (losses) totaled less than $1 million. For the twelve months ended December 31, 2016, and December 31,2015, Key did not have any impairment losses related to securities.

(c)	Earnings per share may not foot due to rounding.
(d)	Assumes conversion of common share options and other stock awards and/or convertible preferred stock, as applicable.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Fourth Quarter 2016			Third Quarter 2016			Fourth Quarter 2015
	Average			Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$39,495	$365	3.68%	$37,318	$317	3.38%	$30,884	$253	3.25%
Real estate — commercial mortgage	14,771	168	4.50	12,879	126	3.91	8,019	75	3.70
Real estate — construction	2,222	37	6.72	1,723	21	4.67	1,067	10	3.65
Commercial lease financing	4,624	50	4.34	4,508	38	3.33	3,910	36	3.68
Total commercial loans	61,112	620	4.04	56,428	502	3.54	43,880	374	3.38
Real estate — residential mortgage	5,554	57	4.17	4,453	45	3.96	2,252	24	4.18
Home equity loans	12,812	129	3.99	11,968	122	4.07	10,418	105	3.97
Consumer direct loans	1,785	31	6.84	1,666	30	7.20	1,605	26	6.50
Credit cards	1,088	29	10.78	996	27	10.80	780	21	10.66
Consumer indirect loans	3,009	42	5.50	2,186	28	5.23	641	10	6.45
Total consumer loans	24,248	288	4.73	21,269	252	4.73	15,696	186	4.69
Total loans	85,360	908	4.24	77,697	754	3.86	59,576	560	3.72
Loans held for sale	1,323	11	3.39	1,152	10	3.48	841	8	4.13
Securities available for sale (b), (e)	20,145	92	1.82	17,972	88	1.99	14,168	76	2.13
Held-to-maturity securities (b)	9,121	44	1.95	6,250	30	1.86	4,908	24	1.99
Trading account assets	892	6	2.54	860	4	2.12	822	6	3.31
Short-term investments	3,717	5.49		5,911	7.48		3,483	3.28
Other investments (e)	741	6	3.23	717	5	2.74	674	4	2.71
Total earning assets	121,299	1,072	3.52	110,559	898	3.24	84,472	681	3.21
Allowance for loan and lease losses	(855)			(847)			(790)
Accrued income and other assets	13,984			13,757			10,435
Discontinued assets	1,610			1,676			1,947
Total assets	$136,038			$125,145			$96,064
Liabilities
NOW and money market deposit accounts	$55,444	31.22		$51,318	25.20		$37,640	14.15
Savings deposits	6,546	2.10		4,521	1.07		2,338	—	.02
Certificates of deposit ($100,000 or more) (f)	5,428	15	1.11	4,204	12	1.15	2,150	7	1.31
Other time deposits	4,849	9.77		5,031	11.85		3,047	5.72
Deposits in foreign office	—	—	—	—	—	—	354	—	.24
Total interest-bearing deposits	72,267	57.32		65,074	49.30		45,529	26.24
Federal funds purchased and securities sold under repurchase agreements	592	1.11		578	—	.16	392	—	.02
Bank notes and other short-term borrowings	934	3	1.11	1,186	2.91		556	3	1.65
Long-term debt (f), (g)	10,914	63	2.38	10,415	59	2.31	8,316	42	2.05
Total interest-bearing liabilities	84,707	124.58		77,253	110.57		54,793	71.52
Noninterest-bearing deposits	32,424			29,844			26,292
Accrued expense and other liabilities	2,394			2,818			2,289
Discontinued liabilities (g)	1,610			1,676			1,947
Total liabilities	121,135			111,591			85,321
Equity
Key shareholders’ equity	14,901			13,552			10,731
Noncontrolling interests	2			2			12
Total equity	14,903			13,554			10,743
Total liabilities and equity	$136,038			$125,145			$96,064
Interest rate spread (TE)			2.94%			2.67%			2.69%
Net interest income (TE) and net interest margin (TE)		948	3.12%		788	2.85%		610	2.87%
TE adjustment (b)		10			8			8
Net interest income, GAAP basis		$938			$780			$602

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial, financial and agricultural average balances include $119 million, $107 million, and $87 million of assets from commercial credit cards for the three months ended December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
(dollars in millions)

	Twelve months ended December 31, 2016			Twelve months ended December 31, 2015
	Average			Average
	Balance	Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/ Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural (d)	$35,276	$1,215	3.45%	$29,658	$953	3.21%
Real estate — commercial mortgage	11,063	451	4.07	8,020	295	3.68
Real estate — construction	1,460	76	5.22	1,143	43	3.73
Commercial lease financing	4,261	161	3.78	3,976	143	3.60
Total commercial loans	52,060	1,903	3.66	42,797	1,434	3.35
Real estate — residential mortgage	3,632	148	4.09	2,244	95	4.21
Home equity loans	11,286	456	4.04	10,503	418	3.98
Consumer direct loans	1,661	113	6.79	1,580	103	6.54
Credit cards	916	98	10.73	752	81	10.76
Consumer indirect loans	1,593	89	5.58	718	46	6.43
Total consumer loans	19,088	904	4.74	15,797	743	4.70
Total loans	71,148	2,807	3.95	58,594	2,177	3.71
Loans held for sale	979	34	3.51	959	37	3.85
Securities available for sale (b), (e)	16,661	329	1.98	13,720	293	2.14
Held-to-maturity securities (b)	6,275	122	1.94	4,936	96	1.95
Trading account assets	884	23	2.59	761	21	2.80
Short-term investments	4,656	22.47		2,843	8.27
Other investments (e)	679	16	2.37	706	18	2.63
Total earning assets	101,282	3,353	3.31	82,519	2,650	3.21
Allowance for loan and lease losses	(835)			(791)
Accrued income and other assets	12,090			10,298
Discontinued assets	1,707			2,132
Total assets	$114,244			$94,158
Liabilities
NOW and money market deposit accounts	$46,079	87.19		$36,258	56.15
Savings deposits	3,957	3.07		2,372	—	.02
Certificates of deposit ($100,000 or more) (f)	3,911	48	1.22	2,041	26	1.28
Other time deposits	4,088	33.81		3,115	22.71
Deposits in foreign office	—	—	—	489	1.23
Total interest-bearing deposits	58,035	171.30		44,275	105.24
Federal funds purchased and securities sold under repurchase agreements	487	1.10		632	—	.04
Bank notes and other short-term borrowings	852	10	1.18	572	9	1.52
Long-term debt (f), (g)	9,802	218	2.29	7,332	160	2.24
Total interest-bearing liabilities	69,176	400.58		52,811	274.52
Noninterest-bearing deposits	28,317			26,355
Accrued expense and other liabilities	2,393			2,222
Discontinued liabilities (g)	1,706			2,132
Total liabilities	101,592			83,520
Equity
Key shareholders’ equity	12,647			10,626
Noncontrolling interests	5			12
Total equity	12,652			10,638
Total liabilities and equity	$114,244			$94,158
Interest rate spread (TE)			2.73%			2.69%
Net interest income (TE) and net interest margin (TE)		2,953	2.92%		2,376	2.88%
TE adjustment (b)		34			28
Net interest income, GAAP basis		$2,919			$2,348

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.

(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.

(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.

(d)
Commercial, financial and agricultural average balances include $99 million and $88 million of assets from commercial credit cards for the twelve months ended December 31, 2016, and December 31, 2015, respectively.

(e)	Yield is calculated on the basis of amortized cost.

(f)	Rate calculation excludes basis adjustments related to fair value hedges.

(g)
A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying Key’s matched funds transfer pricing methodology to discontinued operations.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Noninterest Expense
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Personnel(a)	$648	$594	$429	$2,073	$1,652
Net occupancy	112	73	64	305	255
Computer processing	97	70	43	255	164
Business services and professional fees	78	76	44	235	159
Equipment	30	26	22	98	88
Operating lease expense	17	15	13	59	47
Marketing	35	32	17	101	57
FDIC assessment	23	21	8	61	32
Intangible asset amortization	27	13	9	55	36
OREO expense, net	3	3	1	9	6
Other expense	150	159	86	505	344
Total noninterest expense	$1,220	$1,082	$736	$3,756	$2,840
Merger-related charges(b)	207	189	6	465	6
Total noninterest expense excluding merger-related charges	$1,013	$893	$730	$3,291	$2,834
Average full-time equivalent employees(c)	18,849	17,079	13,359	15,700	13,483

(a)	Additional detail provided in Personnel Expense table below.

(b)	Additional detail provide in Merger-Related Charges table below.

(c)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense
(in millions)

	Three months ended			Twelve months ended
	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Salaries and contract labor	$352	$329	$244	$1,191	$958
Incentive and stock-based compensation	185	162	115	537	410
Employee benefits	98	73	64	297	266
Severance	13	30	6	48	18
Total personnel expense	$648	$594	$429	$2,073	$1,652
Merger-related charges	80	97	—	228	—
Total personnel expense excluding merger-related charges	$568	$497	$429	$1,845	$1,652

Merger-Related Charges
(in millions)

	Three months ended			Twelve months ended
	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Net interest income	—	$(6)	—	$(6)	—

Operating lease income and other leasing gains	—	(2)	—	(2)	—
Other income	$9	(10)	—	(1)	—
Noninterest income	9	(12)	—	(3)	—

Personnel (a)	80	97	—	228	—
Net occupancy	29	—	—	29	—
Business services and professional fees	22	32	$5	66	$5
Computer processing	38	15	—	53	—
Marketing	13	9	—	26	—
Other nonpersonnel expense	25	36	1	63	1
Noninterest expense	207	189	6	465	6
Total merger-related charges	$198	$207	$6	$474	$6

(a)	Personnel expense includes severance, technology development related to systems conversion, and fully-dedicated personnel for merger and integration efforts.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Loan Composition
(dollars in millions)

				Percent change 12/31/16 vs.
	12/31/2016	9/30/2016	12/31/2015	9/30/2016	12/31/2015
Commercial, financial and agricultural (a)	$39,768	$39,433	$31,240.8%		27.3%
Commercial real estate:
Commercial mortgage	15,111	14,979	7,959.9		89.9
Construction	2,345	2,189	1,053	7.1	122.7
Total commercial real estate loans	17,456	17,168	9,012	1.7	93.7
Commercial lease financing (b)	4,685	4,783	4,020	(2.0)	16.5
Total commercial loans	61,909	61,384	44,272.9		39.8
Residential — prime loans:
Real estate — residential mortgage	5,547	5,509	2,242.7		147.4
Home equity loans	12,674	12,757	10,335	(.7)	22.6
Total residential — prime loans	18,221	18,266	12,577	(.2)	44.9
Consumer direct loans	1,788	1,764	1,600	1.4	11.8
Credit cards	1,111	1,084	806	2.5	37.8
Consumer indirect loans	3,009	3,030	621	(.7)	384.5
Total consumer loans	24,129	24,144	15,604	(.1)	54.6
Total loans (c), (d)	$86,038	$85,528	$59,876.6%		43.7%

(a)	Loan balances include $116 million, $117 million, and $85 million of commercial credit card balances at December 31, 2016, September 30, 2016, and December 31, 2015, respectively.

(b)
Commercial lease financing includes receivables held as collateral for a secured borrowing of $68 million, $76 million, and $134 million at December 31, 2016, September 30, 2016, and December 31, 2015, respectively. Principal reductions are based on the cash payments received from these related receivables.

(c)
At December 31, 2016, total loans include purchased loans of $21.0 billion, of which $865 million were purchased credit impaired. At September 30, 2016, total loans include purchased loans of $22.4 billion, of which $959 million were purchased credit impaired. At December 31, 2015, total loans include purchased loans of $114 million, of which $11 million were purchased credit impaired.

(d)
Total loans exclude loans of $1.6 billion at December 31, 2016, $1.6 billion at September 30, 2016, and $1.8 billion at December 31, 2015, related to the discontinued operations of the education lending business.

Loans Held for Sale Composition
(dollars in millions)

				Percent change 12/31/16 vs.
	12/31/2016	9/30/2016	12/31/2015	9/30/2016	12/31/2015
Commercial, financial and agricultural	$19	$56	$76	(66.1)%	(75.0)%
Real estate — commercial mortgage	1,022	1,016	532.6		92.1
Commercial lease financing	—	3	14	N/M	N/M
Real estate — residential mortgage	62	62	17	—	264.7
Real estate — construction	1	—	—	N/M	N/M
Total loans held for sale (a)	$1,104	$1,137	$639	(2.9)%	72.8%

(a)	Total loans held for sale include Real estate - residential mortgage loans held for sale at fair value of $62 million at December 31, 2016 and September 30, 2016.
N/M = Not Meaningful

Summary of Changes in Loans Held for Sale
(in millions)

	4Q16	3Q16	2Q16	1Q16	4Q15
Balance at beginning of period	$1,137	$442	$684	$639	$916
Purchases	—	48	—	—	—
New originations	2,846	2,857	1,539	1,114	1,655
Transfers from (to) held to maturity, net	11	2	22	—	22
Loan sales	(2,889)	(2,180)	(1,802)	(1,108)	(1,943)
Loan draws (payments), net	(1)	(32)	(1)	39	(11)
Balance at end of period (a)	$1,104	$1,137	$442	$684	$639

(a)	Total loans held for sale include Real estate — residential mortgage loans held for sale at fair value of $62 million at December 31, 2016 and September 30, 2016.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Asset Quality Statistics From Continuing Operations
(dollars in millions)

	4Q16	3Q16	2Q16	1Q16	4Q15
Net loan charge-offs	$73	$44	$43	$46	$37
Net loan charge-offs to average total loans	.34%	.23%	.28%	.31%	.25%
Allowance for loan and lease losses	$858	$865	$854	$826	$796
Allowance for credit losses (a)	912	918	904	895	852
Allowance for loan and lease losses to period-end loans	1.00%	1.01%	1.38%	1.37%	1.33%
Allowance for credit losses to period-end loans	1.06	1.07	1.46	1.48	1.42
Allowance for loan and lease losses to nonperforming loans (b)	137.3	119.6	138.0	122.2	205.7
Allowance for credit losses to nonperforming loans (b)	146.1	127.0	146.0	132.4	220.2
Nonperforming loans at period end (b)	$625	$723	$619	$676	$387
Nonperforming assets at period end (b)	676	760	637	692	403
Nonperforming loans to period-end portfolio loans (b)	.73%	.85%	1.00%	1.12%	.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (b)	.79	.89	1.03	1.14	.67

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related unfunded commitments.

(b)
Nonperforming loan balances exclude $865 million, $959 million, $11 million, $11 million, and $11 million of purchased credit impaired loans at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016 , and December 31, 2015, respectively.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Summary of Loan and Lease Loss Experience From Continuing Operations
(dollars in millions)

	Three months ended			Twelve months ended
	12/31/2016	9/30/2016	12/31/2015	12/31/2016	12/31/2015
Average loans outstanding	$85,360	$77,697	$59,576	$71,148	$58,594
Allowance for loan and lease losses at beginning of period	$865	$854	$790	$796	$794
Loans charged off:
Commercial, financial and agricultural	40	17	18	118	77
Real estate — commercial mortgage	2	—	2	5	4
Real estate — construction	—	9	—	9	1
Total commercial real estate loans	2	9	2	14	5
Commercial lease financing	1	5	6	12	11
Total commercial loans	43	31	26	144	93
Real estate — residential mortgage	—	1	2	4	6
Home equity loans	8	5	7	30	32
Consumer direct loans	9	6	6	27	24
Credit cards	10	9	7	35	30
Consumer indirect loans	12	3	3	21	18
Total consumer loans	39	24	25	117	110
Total loans charged off	82	55	51	261	203
Recoveries:
Commercial, financial and agricultural	3	2	3	11	16
Real estate — commercial mortgage	—	1	4	9	6
Real estate — construction	—	1	—	2	1
Total commercial real estate loans	—	2	4	11	7
Commercial lease financing	1	—	—	3	7
Total commercial loans	4	4	7	25	30
Real estate — residential mortgage	(2)	1	2	1	3
Home equity loans	3	3	2	13	11
Consumer direct loans	1	1	1	5	6
Credit cards	1	1	—	4	2
Consumer indirect loans	2	1	2	7	9
Total consumer loans	5	7	7	30	31
Total recoveries	9	11	14	55	61
Net loan charge-offs	(73)	(44)	(37)	(206)	(142)
Provision (credit) for loan and lease losses	64	56	43	267	145
Foreign currency translation adjustment	1	(1)	—	—	(1)
Allowance for loan and lease losses at end of period	$857	$865	$796	$857	$796
Liability for credit losses on lending-related commitments at beginning of period	$53	$50	$54	$56	$35
Provision (credit) for losses on lending-related commitments	2	3	2	(1)	21
Liability for credit losses on lending-related commitments at end of period (a)	$55	$53	$56	$55	$56
Total allowance for credit losses at end of period	$912	$918	$852	$912	$852
Net loan charge-offs to average total loans	.34%	.23%	.25%	.29%	.24%
Allowance for loan and lease losses to period-end loans	1.00	1.01	1.33	1.00	1.33
Allowance for credit losses to period-end loans	1.06	1.07	1.42	1.06	1.42
Allowance for loan and lease losses to nonperforming loans	137.3	119.6	205.7	137.3	205.7
Allowance for credit losses to nonperforming loans	146.1	127.0	220.2	146.1	220.2
Discontinued operations — education lending business:
Loans charged off	$7	$6	$10	$28	$35
Recoveries	3	3	3	11	13
Net loan charge-offs	$(4)	$(3)	$(7)	$(17)	$(22)

(a)	Included in "Accrued expense and other liabilities" on the balance sheet.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
(dollars in millions)

	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Commercial, financial and agricultural	$297	$335	$321	$380	$82
Real estate — commercial mortgage	26	32	14	16	19
Real estate — construction	3	17	25	12	9
Total commercial real estate loans	29	49	39	28	28
Commercial lease financing	8	13	10	11	13
Total commercial loans	334	397	370	419	123
Real estate — residential mortgage	56	72	54	59	64
Home equity loans	223	225	189	191	190
Consumer direct loans	6	2	1	1	2
Credit cards	2	3	2	2	2
Consumer indirect loans	4	24	3	4	6
Total consumer loans	291	326	249	257	264
Total nonperforming loans (a)	625	723	619	676	387
OREO	51	35	15	14	14
Other nonperforming assets	—	2	3	2	2
Total nonperforming assets (a)	$676	$760	$637	$692	$403
Accruing loans past due 90 days or more	$87	$49	$70	$70	$72
Accruing loans past due 30 through 89 days	404	317	203	237	208
Restructured loans — accruing and nonaccruing (b)	280	304	277	283	280
Restructured loans included in nonperforming loans (b)	141	149	133	151	159
Nonperforming assets from discontinued operations — education lending business	5	5	5	6	7
Nonperforming loans to period-end portfolio loans (a)	.73%	.85%	1.00%	1.12%	.65%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets (a)	.79	.89	1.03	1.14	.67

(a)
Nonperforming loan balances exclude $865 million, $959 million, $11 million, $11 million, and $11 million, of purchased credit impaired loans at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

(b)
Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance.

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Summary of Changes in Nonperforming Loans From Continuing Operations
(in millions)

	4Q16	3Q16	2Q16	1Q16	4Q15
Balance at beginning of period	$723	$619	$676	$387	$400
Loans placed on nonaccrual status	170	78	124	406	81
Nonperforming loans acquired from First Niagara (a)	(31)	150	—	—	—
Charge-offs	(81)	(53)	(64)	(60)	(51)
Loans sold	(9)	—	—	(11)	—
Payments	(30)	(32)	(75)	(8)	(21)
Transfers to OREO	(21)	(5)	(6)	(4)	(4)
Transfers to other nonperforming assets	—	—	—	—	(1)
Loans returned to accrual status	(96)	(34)	(36)	(34)	(17)
Balance at end of period (b)	$625	$723	$619	$676	$387

(a)
During the fourth quarter of 2016, Key adjusted the estimated fair value of the First Niagara acquired loan portfolio recorded during the third quarter of 2016, resulting in a $31 million decrease in the balance of acquired nonperforming loans.

(b)
Nonperforming loan balances exclude $865 million, $959 million, $11 million, $11 million, and $11 million of purchased credit impaired loans at December 31, 2016, September 30, 2016, June 30, 2016, March 31, 2016, and December 31, 2015, respectively.

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
(in millions)

	4Q16	3Q16	2Q16	1Q16	4Q15
Balance at beginning of period	$35	$15	$14	$14	$17
Properties acquired — First Niagara	—	19	—	—	—
Properties acquired — nonperforming loans	21	5	6	4	4
Valuation adjustments	(2)	(2)	(2)	(1)	(2)
Properties sold	(3)	(2)	(3)	(3)	(5)
Balance at end of period	$51	$35	$15	$14	$14

KeyCorp Reports Fourth Quarter 2016 Profit
January 19, 2017

Line of Business Results
(dollars in millions)

						Percent change 4Q16 vs.
	4Q16	3Q16	2Q16	1Q16	4Q15	3Q16	4Q15
Key Community Bank
Summary of operations
Total revenue (TE)	$901	$779	$598	$595	$588	15.7%	53.2%
Provision for credit losses	44	37	25	42	20	18.9	120.0
Noninterest expense	673	577	444	436	456	16.6	47.6
Net income (loss) attributable to Key	115	104	81	74	70	10.6	64.3
Average loans and leases	47,032	41,548	30,936	30,789	30,925	13.2	52.1
Average deposits	79,357	69,397	53,794	52,803	52,219	14.4	52.0
Net loan charge-offs	42	31	17	23	23	35.5	82.6
Net loan charge-offs to average total loans	.36%	.30%	.22%	.30%	.30%	N/A	N/A
Nonperforming assets at period end	$394	$430	$300	$303	$303	(8.4)	30.0
Return on average allocated equity	9.70%	11.52%	11.99%	11.09%	10.39%	N/A	N/A
Average full-time equivalent employees	11,173	9,796	7,331	7,376	7,390	14.1	51.2

Key Corporate Bank
Summary of operations
Total revenue (TE)	$630	$554	$452	$426	$479	13.7%	31.5%
Provision for credit losses	21	25	30	43	26	(16.0)	(19.2)
Noninterest expense	325	307	259	237	257	5.9	26.5
Net income (loss) attributable to Key	221	159	135	118	142	39.0	55.6
Average loans and leases	36,769	34,561	28,607	27,722	26,981	6.4	36.3
Average loans held for sale	1,223	1,103	591	811	820	10.9	49.1
Average deposits	23,173	22,708	19,129	18,074	19,080	2.0	21.5
Net loan charge-offs	26	12	27	18	12	116.7	116.7
Net loan charge-offs to average total loans	.28%	.14%	.38%	.26%	.18%	N/A	N/A
Nonperforming assets at period end	$241	$313	$319	$372	$74	(23.0)	225.7
Return on average allocated equity	30.62%	25.86%	26.23%	23.15%	29.05%	N/A	N/A
Average full-time equivalent employees	2,394	2,331	2,138	2,126	2,113	2.7	13.3

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful